EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63131, No. 333-67115 and No. 333-129752) and Form S-3 (No. 333-173818 and 333-178169) of Quality Systems, Inc. of our report dated May 29, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Orange County, CA
May 29, 2014